Marsh McLennan 1166 Avenue of the Americas New York, New York 10036-2774 212 345 5000 www.marshmclennan.com

News release	Exhibit 99.1

Marsh McLennan reports strong fourth quarter and full-year 2024 results
•Full-Year Revenue Growth of 8%; Underlying Revenue Growth of 7%
•Full-Year GAAP Operating Income Increases 10%; Adjusted Operating Income Increases 11%
•Full-Year GAAP EPS of $8.18; Adjusted EPS Increases 10% to $8.80
•Fourth Quarter GAAP EPS of $1.59; Adjusted EPS Increases 11% to $1.87

NEW YORK, January 30, 2025 – Marsh McLennan (NYSE: MMC), the world’s leading professional services firm in the areas of risk, strategy and people, today reported financial results for the fourth quarter and year ended December 31, 2024.
John Doyle, President and CEO, said: "Our fourth quarter results capped a terrific year for Marsh McLennan. We delivered on our strategic objectives, generated excellent financial performance, and had the largest year of acquisitions in our history. For the full year, we generated 7% underlying revenue growth, 10% adjusted EPS growth and 80 basis points of adjusted margin expansion, marking our 17th consecutive year of reported margin expansion."
"We are well positioned for another strong year in 2025, reflecting our unique capabilities and the enduring value we bring to clients."
Consolidated Results
Consolidated revenue in the fourth quarter of 2024 was $6.1 billion, an increase of 9% compared with the fourth quarter of 2023, or 7% on an underlying basis. Operating income was $1.1 billion. Adjusted operating income, which excludes noteworthy items as presented in the attached supplemental schedules, rose 9% to $1.3 billion. Net income attributable to the Company was $788 million. Earnings per share increased 5% to $1.59. Adjusted earnings per share increased 11% to $1.87 and included a benefit of 5 cents per share from favorable discrete tax items, as well as a headwind of 2 cents per share from foreign exchange.

For the full year 2024, revenue was $24.5 billion, an increase of 8% compared with 2023, or 7% on an underlying basis. Operating income was $5.8 billion, and adjusted operating income rose 11% to $6.2 billion. Net income attributable to the Company was $4.1 billion. Earnings per share increased 9% to $8.18. Adjusted earnings per share increased 10% to $8.80.
Risk & Insurance Services
Risk & Insurance Services revenue was $3.6 billion in the fourth quarter of 2024, an increase of 11%, or 8% on an underlying basis. Operating income was $770 million. Adjusted operating income increased 13% to $893 million. For the year 2024, revenue was $15.4 billion, an increase of 9% compared with 2023, or 8% on an underlying basis. Operating income was $4.4 billion. Adjusted operating income rose 13% to $4.6 billion.
Marsh's revenue in the fourth quarter of 2024 was $3.3 billion, an increase of 15%, or 8% on an underlying basis. In U.S./Canada, underlying revenue rose 8%. International operations produced underlying revenue growth of 9%, including 13% in Latin America, 9% in EMEA, and 6% in Asia Pacific. For the year 2024, Marsh’s revenue growth was 10% compared to a year ago, or 7% on an underlying basis.
Guy Carpenter's fourth quarter revenue was $201 million, a decrease of 20%, or an increase of 7% on an underlying basis. For the year 2024, Guy Carpenter’s revenue grew 5% compared to a year ago, or 8% on an underlying basis.
Consulting
Consulting revenue was $2.4 billion in the fourth quarter of 2024, an increase of 6% on both a GAAP and underlying basis. Operating income was $466 million. Adjusted operating income increased 1% to $484 million. For the year 2024, revenue was $9.1 billion, an increase of 5% compared with 2023, or 6% on an underlying basis. Operating income was $1.8 billion. Adjusted operating income increased 6% to $1.8 billion.
Mercer’s revenue was $1.5 billion in the fourth quarter of 2024, an increase of 3%, or 5% on an underlying basis. Wealth revenue increased 4% on an underlying basis, Health revenue increased 5% on an underlying basis, and Career revenue increased 7% on an underlying basis. For the year 2024, Mercer’s revenue increased 3%, or 5% on an underlying basis.
Oliver Wyman’s revenue was $954 million in the fourth quarter of 2024, an increase of 11%, or 7% on an underlying basis. For the year 2024, Oliver Wyman’s revenue was $3.4 billion, an increase of 9%, or 6% on an underlying basis.
Other Items
The Company repurchased 4.3 million shares for $900 million in 2024.
On November 15, 2024, the Company completed the acquisition of McGriff Insurance Services, LLC ("McGriff"), a leading provider of insurance broking and risk management services in the United States, for $7.75 billion in cash consideration. As part of funding for the transaction, the Company issued $7.25 billion of senior notes on November 8, 2024.

Conference Call
A conference call to discuss fourth quarter 2024 results will be held today at 8:30 a.m. Eastern time. The live audio webcast may be accessed at marshmclennan.com. A replay of the webcast will be available approximately two hours after the event. The webcast is listen-only. Those interested in participating in the question-and-answer session may register here to receive the dial-in numbers and unique PIN to access the call.
About Marsh McLennan
Marsh McLennan (NYSE: MMC) is a global leader in risk, strategy and people, advising clients in 130 countries across four businesses: Marsh, Guy Carpenter, Mercer and Oliver Wyman. With annual revenue of over $24 billion and more than 90,000 colleagues, Marsh McLennan helps build the confidence to thrive through the power of perspective. For more information, visit marshmclennan.com, follow us on LinkedIn and X.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "intend," "plan," "project" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would".
Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Factors that could materially affect our future results include, among other things:
•the impact of geopolitical or macroeconomic conditions on us, our clients and the countries and industries in which we operate, including from multiple major wars and global conflicts, slower GDP growth or recession, lower interest rates, capital markets volatility, inflation and changes in insurance premium rates;
•the impact from lawsuits or investigations arising from errors and omissions, breaches of fiduciary duty or other claims against us in our capacity as a broker or investment advisor, including claims related to our investment business’ ability to execute timely trades;
•the increasing prevalence of ransomware, supply chain and other forms of cyber attacks, and their potential to disrupt our operations, or the operations of our third party vendors, and result in the disclosure of confidential client or company information;
•the financial and operational impact of complying with laws and regulations, including domestic and international sanctions regimes, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act, U.K. Anti Bribery Act and cybersecurity, data privacy and artificial intelligence regulations;
•our ability to attract, retain and develop industry leading talent;
•our ability to compete effectively and adapt to competitive pressures in each of our businesses, including from disintermediation as well as technological change, digital disruption and other types of innovation such as artificial intelligence;
•our ability to manage potential conflicts of interest, including where our services to a client conflict, or are perceived to conflict, with the interests of another client or our own interests;
•the impact of changes in tax laws, guidance and interpretations, such as the implementation of the Organization for Economic Cooperation and Development international tax framework, or the increasing number of challenges from tax authorities in the current global tax environment;
•the regulatory, contractual and reputational risks that arise based on insurance placement activities and insurer revenue streams;
•our failure to design and execute operating model changes that capture opportunities and efficiencies at the intersection of our businesses; and
•our ability to successfully integrate or achieve the intended benefits of the acquisition of McGriff.
The factors identified above are not exhaustive. Marsh McLennan and its subsidiaries (collectively, the "Company") operate in a dynamic business environment in which new risks emerge frequently. Accordingly, we caution readers not to place undue reliance on any forward-looking statements, which are based only on information currently available to us and speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made.
Further information concerning Marsh McLennan and its businesses, including information about factors that could materially affect our results of operations and financial condition, is contained in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section and the "Management’s Discussion and Analysis of Financial Condition and Results of Operations" section of our most recently filed Annual Report on Form 10-K.

Marsh & McLennan Companies, Inc.
Consolidated Statements of Income
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue	$6,067	$5,554	$24,458	$22,736
Expense:
Compensation and benefits	3,630	3,268	13,996	13,099
Other operating expenses	1,295	1,183	4,645	4,355
Operating expenses	4,925	4,451	18,641	17,454
Operating income	1,142	1,103	5,817	5,282
Other net benefit credits	67	59	268	239
Interest income	22	38	83	78
Interest expense	(231)	(151)	(700)	(578)
Investment income (loss)	9	(1)	12	5
Income before income taxes	1,009	1,048	5,480	5,026
Income tax expense	208	283	1,363	1,224
Net income before non-controlling interests	801	765	4,117	3,802
Less: Net income attributable to non-controlling interests	13	9	57	46
Net income attributable to the Company	$788	$756	$4,060	$3,756
Net income per share attributable to the Company:
- Basic	$1.60	$1.53	$8.26	$7.60
- Diluted	$1.59	$1.52	$8.18	$7.53
Average number of shares outstanding:
- Basic	491	493	492	494
- Diluted	496	498	496	499
Shares outstanding at December 31	491	492	491	492

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Three Months Ended December 31
(Millions) (Unaudited)
The Company advises clients in 130 countries. As a result, foreign exchange rate movements may impact period over period comparisons of revenue. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue. Non-GAAP underlying revenue measures the change in revenue from one period to the next by isolating these impacts.

				Components of Revenue Change*
	Three Months Ended December 31,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2024	2023
Risk and Insurance Services
Marsh	$3,334	$2,896	15%	(1)%	8%	8%
Guy Carpenter (a)	201	252	(20)%	(1)%	(25)%	7%
Subtotal	3,535	3,148	12%	(1)%	5%	8%
Fiduciary Interest Income	112	123
Total Risk and Insurance Services	3,647	3,271	11%	(1)%	5%	8%
Consulting
Mercer	1,487	1,444	3%	—	(1)%	5%
Oliver Wyman Group (b)	954	856	11%	—	5%	7%
Total Consulting	2,441	2,300	6%	—	1%	6%
Corporate Eliminations	(21)	(17)
Total Revenue	$6,067	$5,554	9%	(1)%	3%	7%
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Three Months Ended December 31,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2024	2023
Marsh:
EMEA	$846	$780	9%	—	(1)%	9%
Asia Pacific	345	315	9%	—	4%	6%
Latin America	179	173	3%	(12)%	2%	13%
Total International	1,370	1,268	8%	(2)%	1%	9%
U.S./Canada	1,964	1,628	21%	—	13%	8%
Total Marsh	$3,334	$2,896	15%	(1)%	8%	8%
Mercer:
Wealth	$675	$654	4%	—	(1)%	4%
Health	495	502	(1)%	(1)%	(4)%	5%
Career	317	288	10%	(1)%	4%	7%
Total Mercer	$1,487	$1,444	3%	—	(1)%	5%

(a)Acquisitions, dispositions, and other in 2023 includes a gain from a legal settlement with a competitor, excluding legal fees.
(b)Acquisitions, dispositions, and other in 2024 includes a gain from the sale of a business in Oliver Wyman Group.

* Rounded to whole percentages. Components of revenue may not add due to rounding.
** Acquisitions, dispositions, and other includes the impact of current and prior year items excluded from the calculation of non-GAAP underlying revenue for comparability purposes. Details on these items are provided in the reconciliation of non-GAAP revenue to GAAP revenue tables included in this release.

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Twelve Months Ended December 31
(Millions) (Unaudited)
The Company advises clients in 130 countries. As a result, foreign exchange rate movements may impact period over period comparisons of revenue. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue. Non-GAAP underlying revenue measures the change in revenue from one period to the next by isolating these impacts.

				Components of Revenue Change*
	Twelve Months Ended December 31,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2024	2023
Risk and Insurance Services
Marsh	$12,536	$11,378	10%	(1)%	3%	7%
Guy Carpenter (a)	2,362	2,258	5%	—	(3)%	8%
Subtotal	14,898	13,636	9%	(1)%	2%	8%
Fiduciary Interest Income	497	453
Total Risk and Insurance Services	15,395	14,089	9%	(1)%	2%	8%
Consulting
Mercer (b)	5,743	5,587	3%	(1)%	(2)%	5%
Oliver Wyman Group (c)	3,390	3,122	9%	—	3%	6%
Total Consulting	9,133	8,709	5%	—	—	6%
Corporate Eliminations	(70)	(62)
Total Revenue	$24,458	$22,736	8%	—	1%	7%
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Twelve Months Ended December 31,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2024	2023
Marsh:
EMEA	$3,530	$3,262	8%	—	—	8%
Asia Pacific	1,414	1,295	9%	(2)%	5%	6%
Latin America	575	559	3%	(9)%	2%	10%
Total International	5,519	5,116	8%	(1)%	1%	8%
U.S./Canada	7,017	6,262	12%	—	5%	7%
Total Marsh	$12,536	$11,378	10%	(1)%	3%	7%
Mercer:
Wealth (b)	$2,584	$2,507	3%	—	(1)%	4%
Health (b)	2,100	2,061	2%	(1)%	(5)%	8%
Career	1,059	1,019	4%	(2)%	2%	4%
Total Mercer	$5,743	$5,587	3%	(1)%	(2)%	5%

(a)Acquisitions, dispositions, and other in 2023 includes a gain from a legal settlement with a competitor, excluding legal fees.
(b)Acquisitions, dispositions, and other in 2024 includes a net gain from the sale of the U.K. pension administration and U.S. health and benefits administration businesses, that comprised of a gain in Wealth, offset by a loss in Health.
(c)Acquisitions, dispositions, and other in 2024 includes a gain from the sale of a business in Oliver Wyman Group.

* Rounded to whole percentages. Components of revenue may not add due to rounding.
** Acquisitions, dispositions, and other includes the impact of current and prior year items excluded from the calculation of non-GAAP underlying revenue for comparability purposes. Details on these items are provided in the reconciliation of non-GAAP revenue to GAAP revenue tables included in this release.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three Months Ended December 31
(Millions) (Unaudited)

Overview
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (referred to in this release as in accordance with "GAAP" or "reported" results). The Company also refers to and presents certain additional non-GAAP financial measures, within the meaning of Regulation G and item 10(e) Regulation S-K in accordance with the Securities Exchange Act of 1934. These measures are: non-GAAP revenue, adjusted operating income (loss), adjusted operating margin, adjusted income, net of tax and adjusted earnings per share (EPS). The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP in the following tables.

The Company believes these non-GAAP financial measures provide useful supplemental information that enables investors to better compare the Company’s performance across periods. Management also uses these measures internally to assess the operating performance of its businesses and to decide how to allocate resources. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company's non-GAAP measures include adjustments that reflect how management views its businesses, and may differ from similarly titled non-GAAP measures presented by other companies.
Adjusted Operating Income (Loss) and Adjusted Operating Margin
Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items from the Company's GAAP operating income (loss). The following tables identify these noteworthy items and reconcile adjusted operating income (loss) to GAAP operating income (loss), on a consolidated and reportable segment basis, for the three and twelve months ended December 31, 2024 and 2023. The following tables also present adjusted operating margin. For the three and twelve months ended December 31, 2024 and 2023, adjusted operating margin is calculated by dividing the sum of adjusted operating income and identified intangible asset amortization by consolidated or segment adjusted revenue. The Company's adjusted revenue used in the determination of adjusted operating margin is calculated by excluding the impact of certain noteworthy items from the Company's GAAP revenue.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Three Months Ended December 31, 2024
Operating income (loss)	$770	$466	$(94)	$1,142
Operating margin	21.1%	19.1%	N/A	18.8%
Add (deduct) impact of noteworthy items:
Restructuring (a)	75	49	12	136
Changes in contingent consideration	(8)	2	—	(6)
McGriff acquisition and retention related costs	58	—	1	59
Acquisition related costs	1	1	—	2
Disposal of businesses (b)	—	(34)	—	(34)
Other	(3)	—	—	(3)
Operating income adjustments	123	18	13	154
Adjusted operating income (loss)	$893	$484	$(81)	$1,296
Total identified intangible amortization expense	$93	$15	$—	$108
Adjusted operating margin	27.0%	20.7%	N/A	23.3%

Three Months Ended December 31, 2023
Operating income (loss)	$753	$443	$(93)	$1,103
Operating margin	23.0%	19.2%	N/A	19.9%
Add (deduct) impact of noteworthy items:
Restructuring (a)	88	29	14	131
Changes in contingent consideration	7	1	—	8
Acquisition and related costs	—	7	—	7
Legal claims (c)	(58)	—	—	(58)
Other	1	—	1	2
Operating income adjustments	38	37	15	90
Adjusted operating income (loss)	$791	$480	$(78)	$1,193
Total identified intangible amortization expense	$76	$10	$—	$86
Adjusted operating margin	27.0%	21.3%	N/A	23.3%

(a)Costs primarily includes severance and lease exit charges for activities focused on workforce actions, rationalization of technology and functional resources, and reductions in real estate.
(b)Primarily gain on sale of a business in Oliver Wyman Group. The amounts are included in revenue in the consolidated statements of income and excluded from non-GAAP revenue and adjusted revenue used in the calculation of adjusted operating margin.
(c)Reflects a legal settlement with a competitor, excluding legal fees. The amount is included in revenue in the consolidated statements of income and excluded from non-GAAP revenue and adjusted revenue used in the calculation of adjusted operating margin.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Twelve Months Ended December 31
Millions (Unaudited)

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Twelve Months Ended December 31, 2024
Operating income (loss)	$4,365	$1,770	$(318)	$5,817
Operating margin	28.4%	19.4%	N/A	23.8%
Add (deduct) impact of noteworthy items:
Restructuring (a)	148	79	49	276
Changes in contingent consideration	9	6	—	15
McGriff acquisition and retention related costs	60	—	3	63
Acquisition and disposition related costs (b)	26	32	—	58
Disposal of businesses (c)	—	(55)	—	(55)
Other	(3)	—	—	(3)
Operating income adjustments	240	62	52	354
Adjusted operating income (loss)	$4,605	$1,832	$(266)	$6,171
Total identified intangible amortization expense	$326	$51	$—	$377
Adjusted operating margin	32.0%	20.7%	N/A	26.8%

Twelve Months Ended December 31, 2023
Operating income (loss)	$3,945	$1,666	$(329)	$5,282
Operating margin	28.0%	19.1%	N/A	23.2%
Add (deduct) impact of noteworthy items:
Restructuring (a)	177	62	62	301
Changes in contingent consideration	27	2	—	29
Acquisition and disposition related costs (b)	—	39	—	39
Disposal of businesses	—	17	—	17
JLT legacy legal charges (d)	—	(51)	—	(51)
Legal claims (e)	(58)	—	—	(58)
Other	2	1	1	4
Operating income adjustments	148	70	63	281
Adjusted operating income (loss)	$4,093	$1,736	$(266)	$5,563
Total identified intangible amortization expense	$297	$46	$—	$343
Adjusted operating margin	31.3%	20.4%	N/A	26.0%

(a)Costs primarily includes severance and lease exit charges for activities focused on workforce actions, rationalization of technology and functional resources, and reductions in real estate.
(b)Primarily reflects exit costs for the disposition of the Mercer U.K. pension administration and U.S. health and benefits administration businesses and one-time acquisition related retention costs. Amounts in 2023 include integration costs related to the Westpac superannuation fund transaction.
(c)Net gain on sale of the Mercer U.K. pension administration and U.S. health and benefits administration businesses and sale of a business in Oliver Wyman Group. These amounts are included in revenue in the consolidated statements of income and excluded from non-GAAP revenue and adjusted revenue used in the calculation of adjusted operating margin.
(d)Insurance and indemnity recoveries for a legacy JLT E&O matter relating to suitability of advice provided to individuals for defined benefit pension transfers in the U.K.
(e)Reflects a legal settlement with a competitor, excluding legal fees. The amount is included in revenue in the consolidated statements of income and excluded from non-GAAP revenue and adjusted revenue used in the calculation of adjusted operating margin.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three and Twelve Months Ended December 31
(In millions, except per share data)
(Unaudited)
Adjusted income, net of tax is calculated as the Company's GAAP income from continuing operations, adjusted to reflect the after tax impact of the operating income adjustments in the preceding tables and the additional items listed below. Adjusted EPS is calculated by dividing the Company’s adjusted income, net of tax, by the average number of shares outstanding-diluted for the relevant period. The following tables reconcile adjusted income, net of tax to GAAP income from continuing operations and adjusted EPS to GAAP EPS for the three and twelve months ended December 31, 2024 and 2023.

	Three Months Ended December 31, 2024			Three Months Ended December 31, 2023
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$801			$765
Less: Non-controlling interest, net of tax		13			9
Subtotal		$788	$1.59		$756	$1.52
Operating income adjustments	$154			$90
Investments adjustment	—			—
Pension settlement adjustment	1			—
Financing costs (a)	26			—
Income tax effect of adjustments (b)	(42)			(8)
		139	0.28		82	0.16
Adjusted income, net of tax		$927	$1.87		$838	$1.68

	Twelve Months Ended December 31, 2024			Twelve Months Ended December 31, 2023
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$4,117			$3,802
Less: Non-controlling interest, net of tax		57			46
Subtotal		$4,060	$8.18		$3,756	$7.53
Operating income adjustments	$354			$281
Investments adjustment	(2)			2
Pension settlement adjustment	3			—
Financing costs (a)	26			—
Income tax effect of adjustments (b)	(72)			(53)
		309	0.62		230	0.46
Adjusted income, net of tax		$4,369	$8.80		$3,986	$7.99

(a)Primarily reflects amortization of bridge financing fees related to the acquisition of McGriff.
(b)For items with an income tax impact, the tax effect was calculated using an effective tax rate based on the tax jurisdiction for each item.

Marsh & McLennan Companies, Inc.
Supplemental Information
Three and Twelve Months Ended December 31
(Millions) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Consolidated
Compensation and benefits	$3,630	$3,268	$13,996	$13,099
Other operating expenses	1,295	1,183	4,645	4,355
Total expenses	$4,925	$4,451	$18,641	$17,454

Depreciation and amortization expense	$93	$100	$369	$370
Identified intangible amortization expense	108	86	377	343
Total	$201	$186	$746	$713

Risk and Insurance Services
Compensation and benefits	$2,178	$1,868	$8,499	$7,702
Other operating expenses	699	650	2,531	2,442
Total expenses	$2,877	$2,518	$11,030	$10,144

Depreciation and amortization expense	$52	$55	$192	$190
Identified intangible amortization expense	93	76	326	297
Total	$145	$131	$518	$487

Consulting
Compensation and benefits	$1,421	$1,362	$5,358	$5,249
Other operating expenses	554	495	2,005	1,794
Total expenses	$1,975	$1,857	$7,363	$7,043

Depreciation and amortization expense	$26	$28	$114	$106
Identified intangible amortization expense	15	10	51	46
Total	$41	$38	$165	$152

Marsh & McLennan Companies, Inc.
Consolidated Balance Sheets
(Millions) (Unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$2,398	$3,358
Cash and cash equivalents held in a fiduciary capacity	11,276	10,794
Net receivables	7,156	6,418
Other current assets	1,287	1,178
Total current assets	22,117	21,748

Goodwill and intangible assets	28,126	19,861
Fixed assets, net	859	882
Pension related assets	1,914	2,051
Right of use assets	1,498	1,541
Deferred tax assets	237	357
Other assets	1,730	1,590
TOTAL ASSETS	$56,481	$48,030

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$519	$1,619
Accounts payable and accrued liabilities	3,402	3,403
Accrued compensation and employee benefits	3,620	3,346
Current lease liabilities	325	312
Accrued income taxes	376	321
Fiduciary liabilities	11,276	10,794
Total current liabilities	19,518	19,795

Long-term debt	19,428	11,844
Pension, post-retirement and post-employment benefits	840	779
Long-term lease liabilities	1,590	1,661
Liabilities for errors and omissions	305	314
Other liabilities	1,265	1,267

Total equity	13,535	12,370
TOTAL LIABILITIES AND EQUITY	$56,481	$48,030

Marsh & McLennan Companies, Inc.
Consolidated Statements of Cash Flows
(Millions) (Unaudited)

	For the Years Ended December 31,
	2024	2023
Operating cash flows:
Net income before non-controlling interests	$4,117	$3,802
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	746	713
Non-cash lease expense	280	288
Share-based compensation expense	368	363
Dispositions, changes to contingent consideration and net gain on investments	(134)	—

Changes in assets and liabilities:
Accrued compensation and employee benefits	92	195
Provision for taxes, net of payments and refunds	123	105
Net receivables	(467)	(467)
Other changes to assets and liabilities	(162)	(90)
Contributions to pension and other benefit plans in excess of current year credit	(352)	(335)
Operating lease liabilities	(309)	(316)
Net cash provided by operations	4,302	4,258
Financing cash flows:
Purchase of treasury shares	(900)	(1,150)
Proceeds from issuance of debt	8,170	2,169
Repayments of debt	(1,617)	(266)
Payment of bridge loan commitment fees	(23)	—
Net issuance of common stock from treasury shares	84	51
Net distributions from non-controlling interests and deferred/contingent consideration	(157)	(370)
Dividends paid	(1,513)	(1,298)
Change in fiduciary liabilities	411	(255)
Net cash provided by (used for) financing activities	4,455	(1,119)
Investing cash flows:
Capital expenditures	(316)	(416)
Net purchases of long-term investments and other	(107)	(46)
Sales of long-term investments	55	38
Dispositions	89	(17)
Acquisitions, net of cash and cash held in a fiduciary capacity acquired	(8,542)	(976)
Net cash used for investing activities	(8,821)	(1,417)
Effect of exchange rate changes on cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	(414)	328
Decrease in cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	(478)	2,050
Cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity at beginning of year	14,152	12,102
Cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity at end of year	$13,674	$14,152

Reconciliation of cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity to the Consolidated Balance Sheets
Balance at December 31,	2024	2023
(In millions)
Cash and cash equivalents	$2,398	$3,358
Cash and cash equivalents held in a fiduciary capacity	11,276	10,794
Total cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	$13,674	$14,152

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three Months Ended December 31
(Millions) (Unaudited)
Non-GAAP revenue isolates the impact of foreign exchange rate movements and certain transaction-related items from the current period GAAP revenue. The non-GAAP revenue measure is presented on a constant currency basis, excluding the impact of foreign currency fluctuations. The Company isolates the impact of foreign exchange rate movements period over period, by translating the current period foreign currency GAAP revenue into U.S. Dollars based on the difference in the current and corresponding prior period exchange rates. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue and are consistently excluded from current and prior period GAAP revenues for comparability purposes. Percentage changes, referred to as non-GAAP underlying revenue, are calculated by dividing the period over period change in non-GAAP revenue by the prior period non-GAAP revenue.
The following table provides the reconciliation of GAAP revenue to non-GAAP revenue:

	2024				2023
Three Months Ended December 31,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Risk and Insurance Services
Marsh	$3,334	$23	$(220)	$3,137	$2,896	$(1)	$2,895
Guy Carpenter (a)	201	2	5	208	252	(58)	194
Subtotal	3,535	25	(215)	3,345	3,148	(59)	3,089
Fiduciary Interest Income	112	—	(3)	109	123	—	123
Total Risk and Insurance Services	3,647	25	(218)	3,454	3,271	(59)	3,212
Consulting
Mercer	1,487	7	(74)	1,420	1,444	(90)	1,354
Oliver Wyman Group (b)	954	(2)	(41)	911	856	(1)	855
Total Consulting	2,441	5	(115)	2,331	2,300	(91)	2,209
Corporate Eliminations	(21)	—	—	(21)	(17)	—	(17)
Total Revenue	$6,067	$30	$(333)	$5,764	$5,554	$(150)	$5,404
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

	2024				2023
Three Months Ended December 31,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Marsh:
EMEA	$846	$—	$4	$850	$780	$(1)	$779
Asia Pacific	345	—	(12)	333	315	—	315
Latin America	179	20	(3)	196	173	—	173
Total International	1,370	20	(11)	1,379	1,268	(1)	1,267
U.S./Canada	1,964	3	(209)	1,758	1,628	—	1,628
Total Marsh	$3,334	$23	$(220)	$3,137	$2,896	$(1)	$2,895
Mercer:
Wealth	$675	$(2)	$(46)	$627	$654	$(52)	$602
Health	495	6	(16)	485	502	(38)	464
Career	317	3	(12)	308	288	—	288
Total Mercer	$1,487	$7	$(74)	$1,420	$1,444	$(90)	$1,354

(a)Acquisitions, dispositions, and other in 2023 includes a gain from a legal settlement with a competitor of $58 million, excluding legal fees.
(b)Acquisitions, dispositions, and other in 2024 includes a gain of $20 million from the sale of a business in Oliver Wyman Group.

Note: Amounts in the tables above are rounded to whole numbers.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Twelve Months Ended December 31
(Millions) (Unaudited)
The following table provides the reconciliation of GAAP revenue to Non-GAAP revenue:

	2024				2023
Twelve Months Ended December 31,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Risk and Insurance Services
Marsh	$12,536	$73	$(391)	$12,218	$11,378	$(3)	$11,375
Guy Carpenter (a)	2,362	7	2	2,371	2,258	(70)	2,188
Subtotal	14,898	80	(389)	14,589	13,636	(73)	13,563
Fiduciary Interest Income	497	1	(5)	493	453	—	453
Total Risk and Insurance Services	15,395	81	(394)	15,082	14,089	(73)	14,016
Consulting
Mercer (b)	5,743	37	(151)	5,629	5,587	(249)	5,338
Oliver Wyman Group (c)	3,390	(5)	(91)	3,294	3,122	(2)	3,120
Total Consulting	9,133	32	(242)	8,923	8,709	(251)	8,458
Corporate Eliminations	(70)	—	—	(70)	(62)	—	(62)
Total Revenue	$24,458	$113	$(636)	$23,935	$22,736	$(324)	$22,412
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

	2024				2023
Twelve Months Ended December 31,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Marsh:
EMEA	$3,530	$(10)	$1	$3,521	$3,262	$(3)	$3,259
Asia Pacific	1,414	25	(66)	1,373	1,295	—	1,295
Latin America	575	51	(13)	613	559	—	559
Total International	5,519	66	(78)	5,507	5,116	(3)	5,113
U.S./Canada	7,017	7	(313)	6,711	6,262	—	6,262
Total Marsh	$12,536	$73	$(391)	$12,218	$11,378	$(3)	$11,375
Mercer:
Wealth (b)	$2,584	$—	$(129)	$2,455	$2,507	$(146)	$2,361
Health (b)	2,100	20	(5)	2,115	2,061	(103)	1,958
Career	1,059	17	(17)	1,059	1,019	—	1,019
Total Mercer	$5,743	$37	$(151)	$5,629	$5,587	$(249)	$5,338

(a)Acquisitions, dispositions, and other in 2023 includes a gain from a legal settlement with a competitor of $58 million, excluding legal fees.
(b)Acquisitions, dispositions, and other in 2024 includes a net gain of $35 million from the sale of the U.K. pension administration and U.S. health and benefits administration businesses, that comprised of a $70 million gain in Wealth, offset by a $35 million loss in Health.
(c)Acquisitions, dispositions, and other in 2024 includes a gain of $20 million from the sale of a business in Oliver Wyman Group.

Note: Amounts in the tables above are rounded to whole numbers.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three Months and Twelve Months Ended
(In millions, except per share data)
(Unaudited)
Starting with the first quarter of 2025, the Company will change its methodology to report adjusted net income and adjusted EPS to exclude the impact of intangible amortization and other net benefit credits.
The Company believes these non-GAAP financial measures provide useful supplemental information that enables investors to better compare the Company’s performance across periods. Management also uses these measures internally to assess the operating performance of its businesses and to decide how to allocate resources. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company's non-GAAP measures include adjustments that reflect how management views its businesses, and may differ from similarly titled non-GAAP measures presented by other companies.
The following tables reconcile the adjusted income, net of tax and adjusted EPS for the full year and each quarter ended for 2024 and 2023, as previously reported, to the new reporting methodology, to provide comparability of results period over period:

	Three Months Ended								Twelve Months Ended
	March 31, 2024		June 30, 2024		September 30, 2024		December 31, 2024		December 31, 2024
	Amount	Adjusted EPS	Amount	Adjusted EPS	Amount	Adjusted EPS	Amount	Adjusted EPS	Amount	Adjusted EPS
Adjusted income, net of tax, as previously reported	$1,438	$2.89	$1,194	$2.41	$810	$1.63	$927	$1.87	$4,369	$8.80
Total identified intangible amortization expense	$90		$89		$90		$108		$377
Other net benefit credits (a)	(68)		(67)		(68)		(68)		(271)
Income tax effect of above adjustments (b)	(7)		(6)		(7)		(12)		(32)
	15	0.03	16	0.03	15	0.03	28	0.06	74	0.15
Adjusted income, excluding impact of above adjustments, net of tax	$1,453	$2.92	$1,210	$2.44	$825	$1.66	$955	$1.93	$4,443	$8.95

	Three Months Ended								Twelve Months Ended
	March 31, 2023		June 30, 2023		September 30, 2023		December 31, 2023		December 31, 2023
	Amount	Adjusted EPS	Amount	Adjusted EPS	Amount	Adjusted EPS	Amount	Adjusted EPS	Amount	Adjusted EPS
Adjusted income, net of tax, as previously reported	$1,266	$2.53	$1,100	$2.20	$782	$1.57	$838	$1.68	$3,986	$7.99
Total identified intangible amortization expense	$85		$87		$85		$86		$343
Other net benefit credits (a)	(58)		(60)		(62)		(59)		(239)
Income tax effect of above adjustments (b)	(8)		(8)		(7)		(8)		(31)
	19	0.04	19	0.04	16	0.03	19	0.04	73	0.15
Adjusted income, excluding impact of above adjustments, net of tax	$1,285	$2.57	$1,119	$2.24	$798	$1.60	$857	$1.72	$4,059	$8.14

(a)Other net benefit credits excludes pension settlement adjustments included in adjusted income, net of tax, as previously reported.
(b)For items with an income tax impact, the tax effect was calculated using an effective tax rate based on the tax jurisdiction for each item.